EX-99.e.1.a

Schedule A*

Underwriting Agreement

between Aberdeen Mutual Funds and

Aberdeen Fund Distributors, LLC

Name of Fund

Aberdeen U.S. Equity Fund

Aberdeen Global Equity Fund

Aberdeen China Opportunities Fund

Aberdeen Emerging Markets Fund

Aberdeen International Equity Fund

Aberdeen Equity Long-Short Fund

Aberdeen Global Financial Services Fund

Aberdeen Global Natural Resources Fund

Aberdeen Optimal Allocations Fund: Growth

Aberdeen Optimal Allocations Fund: Moderate Growth

Aberdeen Optimal Allocations Fund: Moderate

Aberdeen Optimal Allocations Fund: Defensive

Aberdeen Optimal Allocations Fund: Specialty

Aberdeen Small Cap Fund

Aberdeen Tax-Free Income Fund

Aberdeen Core Fixed Income Fund

Aberdeen Core Plus Income Fund

Aberdeen Global Fixed Income Fund

Aberdeen Global Small Cap Fund

Aberdeen Asia Bond Institutional Fund

Aberdeen International Equity Institutional Fund

Aberdeen Emerging Markets Institutional Fund

Aberdeen Asia-Pacific (ex-Japan) Equity Institutional Fund

Aberdeen Global High Yield Bond Fund

Aberdeen Emerging Markets Debt Local Currency Fund

Aberdeen Ultra-Short Duration Bond Fund

Aberdeen Asia-Pacific Smaller Companies Fund

*As most recently approved at March 2011 Board Meeting.